UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 23, 2003
(Date of Report)

Oshkosh B'Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)
112 Otter Avenue Oshkosh, Wisconsin 54901 (Address of principal executive offices)

(920) 231-8800
 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Item 9. Regulation FD Disclosure

The information included in this section is intended to be furnished under Item 12. Results of Operations and Financial Condition and is being furnished under this Item 9 in accordance with SEC Release No. 33-8216.

On July 23, 2003, Oshkosh B'Gosh, Inc. issued a press release announcing certain financial results for the second quarter ended July 5, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2003	By: /S/ David L. Omachinski
David L. Omachinski
Executive Vice President, Chief Operating and Financial Officer & Treasurer